UNITED STATES

SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) ofthe Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)October 20, 2016

Bar Harbor Bankshares (Exact name of Registrant as specified in its Charter)

Maine	001-13349	01-0393663
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

PO Box 400 82 Main Street Bar Harbor, Maine (Address of principal executive offices)	04609-0400(Zip Code)

Registrant’s telephone number, including area code: (207) 288-3314

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On October 20, 2016, Bar Harbor Bankshares (the “Company) held its Special Meeting of Shareholders (the “Special Meeting”). There were 6,047,419 shares of common stock eligible to be voted at the Special Meeting and 4,394,930.19 shares of common stock were presented in person or represented by proxy at the Special Meeting, which constituted a quorum to conduct business.

There were two proposals submitted to the Company’s shareholders at the Special Meeting. Proposals 1 and 2 are detailed in the Company’s Joint Proxy Statement/Prospectus contained in Amendment No. 2 to Form S-4 which was filed with the Securities and Exchange Commission on September 1, 2016. The shareholders approved Proposal 1. The adjournment proposal (Proposal 2) was withdrawn because the Company’s shareholders approved Proposal 1. The final results of voting on Proposal 1 are as follows:

Proposal 1: Adopt and approve the Agreement and Plan of Merger by and between the Company and Lake Sunapee Bank Group (“LSBG”), dated as of May 5, 2016, pursuant to which LSBG will merge with and into the Company with the Company surviving.

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
4,224,383.19	118,463.00	52,084	-0-

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bar Harbor Bankshares

Date: October 20, 2016	By: /s/ Marsha C. Sawyer
Marsha C. Sawyer
Corporate Clerk